Exhibit 10.1

AGREEMENT No. 1

Moscow	December 14,

2014

Proekta LLC, hereinafter — the TNT Hostel, represented by General Director Gandin S.A., acting under the Articles of Registration, hereinafter referred to as the "Contractor", on the one part and Anna Services Inc, represented by Gandin S.A., acting under the Articles of Incorporation, hereinafter referred to as the "Customer", on the other part, have entered into the present Agreement as follows:

1. Subject of Agreement

1.1. The Contractor shall provide the Customer with double rooms accommodation for bookings at an address 5 Zvonarskyi Lane, Apt. 6, Moscow.

1.2. The rooms are provided for temporary accommodation of the Customer's sub-contractors.

2. Term and termination

2.1. This Agreement is made for the period from December 14, 2014 to December 14, 2018 and shall enter into force upon its signing by both parties, with the possibility of its further extension.

3. Parties' Obligations

3.1. The Contractor shall:

3.1.1. Provide the Rooms upon request of the Customer, subject to availability.

3.2. The Customer shall:

3.2.1. Make timely payments for the Rooms, comply with the terms of this Agreement as to the complete settlements with the Contractor.

3.2.2. Make timely payment for local, long distance and international calls and electricity throughout the term of the lease.

3.2.3. In the case of damage to the premises or property, repair, replace the same with an equivalent or reimburse the damages.

3.2.4 In the case of non-compliance with fire safety rules, operation of electrical, gas and plumbing systems and in the event of any related damage to indemnify the Contractor and/or third party (the neighbours).

3.2.5. Timely notify the Contractor of all defects in the Room.

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4. Parties' Rights

4.1. The Contractor shall be entitled to:

4.1.1. Request that the Customer complied with the rules of use of the residential premises.

4.1.2. Request that the Customer timely paid for the Rooms.

4.2. The Customer shall be entitled to:

4.2.1. Sublet and accommodate guests for temporary residence in the TNT Hostel.

5. Parties' Responsibilities

5.1. The Parties shall be responsible for non-compliance with obligations assumed hereunder in accordance with this Agreement and applicable laws of the Russian Federation.

6. Cost of Services

6.1. The cost of accommodation in a double room shall be $25 (Twenty-five US dollars only) per day.

6.2. Throughout the term of this Agreement, the cost of accommodation cannot be changed unilaterally.

6.4. The settlements for living between the Contractor and the Customer shall be made by the 5th day of the payment month.

6.5. For late payment by the Customer it shall pay a penalty at the rate of 0% of the unpaid amount for each day of delay, but not more than 0% of the outstanding amount.

7. Final Conditions.

7.1. This Agreement may be terminated earlier by consent of both parties subject to at least 60 days' prior termination notice to the other party.

7.2. The disputed which may arise between the parties in the course of performance of this Agreement shall be settled in accordance with the law.

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7.3. This Agreement is made in two counterparts, one for the Contractor and the other for the Customer.

Details and Signatures of the Parties

Contractor:		Customer:

www.tnthostel.com Proekta LLC 5Zvonarsky Lane, Moscow		vvww.armaservicesinc.com Arma Services Inc 7260 W. Azure Dr Suite 140-928 Las Vegas, NV 89130
	/Gandin S.A./	/s/ Gandin S.A.	/Gandin S.A./

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